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                                                                    EXHIBIT 10.1

                                 AMENDMENT TO
                             EMPLOYMENT AGREEMENT


     THIS AMENDMENT TO EMPLOYMENT AGREEMENT ("Agreement") is effective as of this 18th day of June, 2001 (the "Effective Date"), by and between RIBOZYME PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), and Howard W. Robin ("Executive").

     WHEREAS, Executive is currently an at-will employee of the Company pursuant to a certain letter agreement dated January 4, 2001, between the Company and Executive (the "Letter Agreement").

     WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined herein);

     WHEREAS, in order to accomplish the objective described in the preceding recital, the Board desires to cause the Company to enter into this Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

     1.1  Term. The term of this Agreement ("Term") shall commence on the
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Effective Date and shall continue until the earlier of: (a) ninety days after
Executive's termination of employment with the Company if no Change of Control shall have then been commenced, publicly announced or occurred; or (b) the second anniversary of a Change of Control.

     1.2  Accelerated Vesting of Options. If:
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          (a)  a Change of Control shall have occurred and the Executive's employment with the Company is terminated by the Executive for Good Reason; or

          (b) during the period from ninety days prior to the commencement or public announcement of a Change of Control until two years after a Change of Control the Executive's employment with the Company is terminated by the Company other than for Cause;

then all unvested options granted to the Executive by the Company or any successor entity prior to, simultaneously with or in connection with the Change of Control shall vest immediately prior to such termination of Employment.

     1.3  Good Reason.
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     (a)  As used in this Agreement, the term "Good Reason" means:

          (i) a material diminution in the nature of Executive's authorities, duties, responsibilities or status (including offices, titles, reporting requirements and supervisory functions), from those in effect immediately prior to the Change of Control; or

          (ii) the required relocation of Executive's place of employment to a location in excess of thirty (30) miles from the Executive's place of employment at the time Executive terminates employment, except for required travel on Company business to an extent substantially equivalent to Executive's business travel obligations immediately prior to the Change of Control; or

          (iii) any reduction by the Company of Executive's base salary, or a reduction in Executive's bonus opportunities, profit sharing opportunities, or other incentive opportunities from those in effect immediately prior to the Change of Control; or

          (iv)  the occurrence of any event or circumstance described in clauses
          (i) through (vii) of the definition of "Good Reason" set forth in Appendix 1 of the Letter Agreement.

     (b) If, at any time during the Term of this Agreement, whether before or after the occurrence of a Change of Control, Executive receives a written description from the Company of the nature of Executive's authorities, duties, responsibilities, status, salary, bonus and other employee benefits, or job location thereafter, and Executive accepts in writing such new authorities, duties, responsibilities, status, salary, bonus and other employee benefits, or job location ("New Office") with the Company without determining that the New Office causes a Good Reason as set forth in
     Section 1.2(a), then for the remaining Term, the New Office shall be the authorities, duties, responsibilities, status, salary, bonus and other employee benefits, or job location to be used by Executive in determining whether Good Reason occurs thereafter pursuant to Section 1.2(a).

     1.4  Change of Control.  As used herein, the term "Change of Control" shall
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mean the occurrence with respect to the Company of any of the following events:

          (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term Person is used for purposes of Section 13 (d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the then outstanding Voting Securities; provided, however, that in determining whether a Change of Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change of Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee

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     benefit plan (or a trust forming a part thereof) maintained by (A) the
     Company or (B) any subsidiary or (ii) the Company or any Subsidiary;

          (b) The individuals who, as of the date hereof, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election or nomination for election by the Company's stockholders of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if (1) such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest or (2) such individual was designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this paragraph; or

          (c)  Approval by stockholders of the Company of:

               (i) A merger, consolidation or reorganization involving the Company, unless,

                     (A) The stockholders of the Company immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the outstanding Voting Securities of the corporation (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

                     (B) The individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation; and

                     (C) no Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities) has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation's then outstanding Voting Securities.

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               (ii)  A complete liquidation or dissolution of the Company; or

               (iii) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary)

          Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increased the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities Beneficially Owned by the Subject Person, then a Change of Control shall occur.

     1.5  Cause. The term "Cause" shall have the meaning set forth in Appendix 1
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of the Letter Agreement.

     1.6  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the state of Colorado.

     1.7  Assignability.  This Agreement is personal to Executive and without
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the prior written consent of the Company shall not be assignable by Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives and heirs. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company shall require any corporation, entity, individual or other person who is the successor (whether direct or indirect, by purchase, merger, consolidation, reorganization, or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform, by a written agreement in form and substance satisfactory to Executive, all of the obligations of the Company under this Agreement, prior to or contemporaneously with a Change of Control. As used in this Agreement, the term "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, written agreement, or otherwise.

     1.8  Waiver.  This Agreement may not be changed or terminated without the
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prior written agreement of both the Company and Executive.  The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any breach of the same or any other term or condition of this Agreement.

     1.9  Severability.  In the event any provision of this Agreement is found
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to be unenforceable or invalid, such provision shall be severable from this
Agreement and shall not affect the enforceability or validity of any other provision of this Agreement. If any provision of this Agreement is capable to two constructions, one of which would render the provision void

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and the other that would render the provision valid, then the provision shall have the construction that renders it valid.

     1.10 Additional Agreement.    This Agreement is in addition to (and, except
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as specifically set forth herein, does not supercede or modify any of the provisions of) the Letter Agreement, which shall remain in full force and effect. For the avoidance of doubt, certain stock options granted to Executive may automatically vest under certain circumstances pursuant to the Letter Agreement even though no Change of Control has been commenced, publicly announced or occurred as contemplated hereby.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the
Effective Date.

                              RIBOZYME PHARAMCEUTICALS, INC:



                              By:  /s/ Ralph E. Christoffersen
                                   ---------------------------
                                   Ralph E. Christoffersen


                              EXECUTIVE:



                                   /s/ Howard W. Robin
                                   ----------------------------
                                   Howard W. Robin

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